Exhibit 99.2

News media contact: Trinseo Donna St.Germain Tel: +1-610-240-3307 Email:stgermain@trinseo.com	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email: dstasse@trinseo.com

FOR IMMEDIATE RELEASE

Trinseo Announces $100 Million Share Repurchase Program

Berwyn, PA — June 22, 2016 -  Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber, today announced that its Board of Directors authorized the repurchase of up to $100 million of the Company’s ordinary shares.  Trinseo’s previous share repurchase program was completed in the second quarter of 2016 with the repurchase of about 752,000 shares through open market purchases.

Trinseo President and CEO, Chris Pappas stated, “This share repurchase program underscores our confidence in the Company’s business portfolio and cash generation.  Given the confidence in our outlook, this program represents both an effective use of our capital as well as an efficient way to return capital to our shareholders.”

Under the program, shares may be repurchased periodically in open market transactions at prevailing market prices in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of Trinseo’s ordinary shares, general market and economic conditions, applicable legal requirements, and other business considerations. Repurchased shares will become treasury shares and may be utilized for general corporate purposes, including reissuance pursuant to Trinseo’s equity-based incentive plan, unless subsequently retired in whole or in part at a meeting of our shareholders.  The share repurchase program does not obligate the Company to acquire any particular amount of its ordinary shares, and it may be suspended or terminated at any time in the Company’s discretion.

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solution to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $4.0 billion in revenue in 2015, with 18 manufacturing sites around the world, and more than 2,200 employees.

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Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the company’s intention to repurchase its ordinary shares from time to time under its share repurchase program, the intended use of any repurchased shares, and the source of funding are forward-looking statements that are subject to risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the company’s ordinary shares prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations, general economic conditions, and other factors identified under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2015, and in our other filings with the Securities and Exchange Commission. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.